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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
PacWest Bancorp:

        We consent to the incorporation by reference in the registration statements (No. 333-157789) on Form S-3 and (Nos. 333-107636, 333-138542, 333-162808 and 333-181869) on Form S-8 and (No. 333-185356) on Form S-4 and on Form S-4/A of PacWest Bancorp of our report dated February 28, 2014, with respect to the consolidated balance sheets of PacWest Bancorp and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of earnings, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2013 and the effectiveness of internal control over financial reporting as of December 31, 2013, which report appears in the December 31, 2013, Annual Report on Form 10-K of PacWest Bancorp.

/s/ KPMG LLP

Los Angeles, California
February 28, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm